Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS FIRST-QUARTER 2019 RESULTS

PROVO, Utah — April 30, 2019 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced first-quarter 2019 results.

Executive Summary

Q1 2019 vs. Prior-Year Quarter

Revenue:	$623.6 million, +1% • 7% constant currency growth • (6%) fx impact or ($33.3 M)
Earnings Per Share (EPS):	$0.77 compared to $0.64, + 20%
Sales Leaders:	63,248; consistent with the prior year
Customers:	1,193,206; +10%

“We are encouraged by the positive start to the year, which began with a strong first quarter highlighted by 7 percent local-currency growth,” said Ritch Wood, chief executive officer. “We were particularly pleased with local-currency revenue growth in nearly all our reporting segments, highlighted by 12 percent growth in Mainland China and 5 percent growth in Southeast Asia, or 6 percent and 2 percent on a reported basis, respectively. We continue to focus our global efforts on expanding our customer base through our Nu Skin growth strategy, which helped to drive a 10 percent increase in customers during the quarter.”

Q1 2019 Year-Over-Year Operating Results

Revenue:	$623.6 million compared to $616.2 million • 7% constant currency growth • (6%) fx impact or ($33.3 M)
Gross Margin:	76.5% compared to 76.3% • Nu Skin business was 78.7%, compared to 77.9%
Selling Expenses:	40.0% of revenue compared to 41.8% • Nu Skin business was 42.0%, compared to 42.9%
G&A Expenses:	25.4% of revenue compared to 24.9%
Operating Margin:	11.0% compared to 9.6%
Other Income / (Expense):	($2.8) million expense compared to $1.2 million income
Income Tax Rate:	34.7% compared to 41.0%
EPS:	$0.77 compared to $0.64, +20%

Stockholder Value

Dividend Payments:	$20.5 million
Stock Repurchases:	$0.8 million; $470.2 million remaining in authorization

Q2 and Full-Year 2019 Outlook

Q2 2019 Revenue:	$660 to $680 million, 3% to 6% decline • Approximately (4%) to (5%) fx impact • Prior year included approximately $95 million of LumiSpa sales, driven by Mainland China introduction
Q2 2019 EPS:	$0.91 to $0.98
2019 Revenue:	$2.76 to $2.81 billion, 3% to 5% growth • Approximately (2%) to (3%) fx impact
2019 EPS	$3.80 to $4.05

“We remain confident in our growth prospects in 2019 as we focus on the continued execution of our growth strategy,” said Wood. “We will drive increased productivity by investing in technologies to better support our sales leaders, expanding our global beauty device systems with product introductions and line extensions, and optimizing our Velocity sales compensation program.”

“Our solid first quarter results keep us on track to achieve a strong year,” said Mark Lawrence, chief financial officer. “Our 2019 annual revenue guidance is $2.76 to $2.81 billion with an approximate 2 to 3 percent unfavorable foreign currency impact, and earnings per share of $3.80 to $4.05. For the second quarter, we project revenue of $660 to $680 million with an approximate 4 to 5 percent negative foreign currency impact. The prior-year period included a strong LumiSpa introduction in Mainland China while current year product launches are slated for the back half of the year. We project earnings per share of $0.91 to $0.98.”

Conference Call

The Nu Skin management team will host a conference call with the investment community on April 30, 2019, at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available at the same URL through May 14, 2019.

About Nu Skin Enterprises, Inc.

Founded 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies to change the world with sustainable solutions, opportunities, technologies, and life-improving values. The company currently focuses its efforts around innovative consumer products, product manufacturing and automated controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and a collection of manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at nuskinenterprises.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, product launches, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “continue,” “project,” “anticipate,” “estimate,” “intend,” “plan,” “continue,” “targets,” “likely,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of our markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to our business model or negatively impacts our revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	risk of foreign currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the company’s recent acquisitions;

•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit the company’s ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue growth is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period’s revenue.

The Company’s revenue results by segment for the three-month periods ended March 31 are presented in the following table (in thousands).

	Three Months Ended March 31,		Change	Constant Currency Change(1)
	2019	2018

Nu Skin
Mainland China	$208,488	$197,531	6%	12%
Americas/Pacific	86,456	92,289	(6)%	2%
South Korea	83,853	88,930	(6)%	(1)%
Southeast Asia	72,495	70,860	2%	5%
Japan	62,109	63,224	(2)%	—
Hong Kong/Taiwan	40,558	40,992	(1)%	2%
EMEA	41,818	44,981	(7)%	1%
Other	(1,426)	235	(707)%	(707)%
Total Nu Skin	594,351	599,042	(1)%	5%
Manufacturing	29,272	17,177	70%	70%
Grow Tech	—	—	—	—
Total	$623,623	$616,219	1%	7%

The company’s Customers and Sales Leaders statistics by segment for the three-month periods ended March 31 are presented in the following table.

	As of March 31, 2019		As of March 31, 2018		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	272,053	26,986	200,231	27,045	36%	—
Americas/Pacific	242,925	7,862	245,588	8,248	(1)%	(5)%
South Korea	181,150	6,671	179,384	7,338	1%	(9)%
Southeast Asia	138,112	7,071	117,689	6,559	17%	8%
Japan	126,526	5,840	128,598	6,198	(2)%	(6)%
Hong Kong/Taiwan	70,354	3,959	72,401	3,864	(3)%	2%
EMEA	162,086	4,859	141,673	4,246	14%	14%

Total	1,193,206	63,248	1,085,564	63,498	10%	—

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue	$623,623	$616,219
Cost of sales	146,664	146,281
Gross profit	476,959	469,938

Operating expenses:
Selling expenses	249,708	257,702
General and administrative expenses	158,598	153,246
Total operating expenses	408,306	410,948

Operating income	68,653	58,990
Other income (expense), net	(2,848)	1,207

Income before provision for income taxes	65,805	60,197
Provision for income taxes	22,803	24,658

Net income	$43,002	$35,539

Net income per share
Basic	$0.78	$0.66
Diluted	$0.77	$0.64

Weighted-average common shares outstanding (000s):
Basic	55,436	53,997
Diluted	56,128	55,959

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$310,288	$386,911
Current investments	8,038	11,346
Accounts receivable	57,390	53,282
Inventories, net	304,311	295,821
Prepaid expenses and other	67,655	51,877
	747,682	799,237

Property and equipment, net	445,605	464,535
Right-of-use assets	117,329	—
Goodwill	196,573	196,573
Other intangible assets, net	86,935	89,989
Other assets	160,977	144,112
Total assets	$1,755,101	$1,694,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,273	$47,617
Accrued expenses	304,770	322,583
Current portion of long-term debt	45,000	69,455
	402,043	439,655
Operating lease liability	81,075	—
Long-term debt	356,247	361,008
Other liabilities	104,541	111,916
Total liabilities	943,906	912,579

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	553,270	552,564
Treasury stock, at cost – 35.0 million and 35.2 million shares	(1,325,251)	(1,326,605)
Accumulated other comprehensive loss	(75,794)	(79,934)
Retained earnings	1,658,879	1,635,751
	811,195	781,867
Total liabilities and stockholders’ equity	$1,755,101	$1,694,446

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577